EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-230008) on Form S-8 of our report dated June 21, 2024, relating to the financial statements and supplemental schedule, appearing in this Annual Report on Form 11-K of the Crown Cork & Seal Company, Inc. Retirement Thrift Plan for the year ended December 31, 2023.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
June 21, 2024